UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2005
Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-22739 (Commission File Number)	95-3409686 (IRS Employer Identification No.)

400 N. Sam Houston Parkway E., Suite 400 Houston, Texas (Address of principal executive offices)		77060 (Zip Code)
281-618-0400
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective as of December 12, 2005, the Company filed an amendment to its 2005 Amended and Restated Articles of Incorporation which amended and restated Section V.A. thereof to read as follows:
     “A. The total authorized capital stock of the Corporation is two hundred forty million (240,000,000) shares of common Stock, without par value, and five million (5,000,000) shares of Preferred Stock with $0.01 par value.”
     As authorized by the Minnesota Business Corporation Act, this division of shares was effected by the board of directors of the Company in connection with the payment of the two-for-one split of the Company’s common stock to be paid on or about December 8, 2005, to owners of record as of the close of business December 1, 2005.
     A copy of the 2005 Amended and Restated Articles of Incorporation, as amended, are attached hereto as Exhibit 3.1.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Number	Description
3.1	2005 Amended and Restated Articles of Incorporation, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 14, 2005

CAL DIVE INTERNATIONAL, INC.
By:	/s/ A. WADE PURSELL
A. Wade Pursell
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

3.1	2005 Amended and Restated Articles of Incorporation, as amended.